SECURED PROMISSORY NOTE AGREEMENT

US$25,000.00	April 27,2011

FOR VALU E RECEIVED, the undersigned, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., (together the "Maker"), jointly and severally prom isle to pay to the Kay M. Gumbinner Trust (the "Holder"), at such place as t he Holder may later designate in writing , in lawful money of the United States, the principal sum of TWENTY FIVE THOUSAND US DOLLARS ($25,000.00) in accordance with this prom issory note (the "Note") under the terms set forth herein.

1.               Interest/Fee

The total interest and fees due and owing in connection with this loan through the Maturity Date is two thousand five hundred dollars ($2,500.00).

2.               Repayment

Principal and interest due under this Note shall be payable by 5:00PM EST on the maturity date of Thursday, May 5, 2011 ("Maturity Date"). Furthermore, this Note shall be repaid as a first priority from any and all amounts received by Maker from ANY accounts receivable recei ved by any of Maker subject only to normal operating expenses and regular current operating accounts payables until this Note is repaid in full. No payments are to be made to any ot her notes or government agencies prior to the repay ment of the repayment of thi s Note.

Maker shall have the right to prepay at any time and from time to time, in advance of maturity, all or part of the principal amount of this Note, along with the above interest and fee. Each pay ment shall be applied fi rst to the principal balance due.

TIME IS OF THE ESSENCE on the repayment of this Note.

3.               Late Fee and Default Interest

As noted above, time is of the essence on the repayment of this Note. I f this Note is not paid in full on or before the Maturity Date, of Maker is otherwise in breach of this Note, t here shall be a late fee of twenty percent (20%) or $5,000. There shall accrue additional Late Fees of ten percent (I 0%) every fifteen (15) calendar days until repa id in fu ll. In add ition, after the Maturity Date, this Note shall accrue interest from the Maturity Date at the rate of eighteen percent (18%) per annum, compounded daily until paid in full ("Default Interest"). Such Default Interest shall be on the outstanding principal amount, the interest due under the Note and the Late Fee(s).

4.               Events of Default

Each of the following shall constitute Events of Default hereunder:

(a)        If Maker defaults in the payment of any amount due on thi s Note when due (there is no requirement for any notice and there is no right to cure any failure of payment when due); and

(b)       I f Maker defaults in any other obligation to Holder or any of its affiliates, includ ing, without limitation, any other Notes to Holder and any Forbearance or Extension Agreement wi th Holder or any of its affiliates ("Other Agmts"); and

(c)        If Maker breaches any of the Other Agreements; and

(d)       If Maker uses any accounts receivables or other moneys that come into the company from any source other than for payment of normal operating expenses and regular current accounts payables before all amounts due under this Note are repaid in full; and

(e)       If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets.

5.              Remedies

(a)       Upon the happening of an Event of Default, Holder may, in Holder's sole and absolute discretion and without notice or demand to Maker, declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)       If an Event of Default shall occur, the Maker shall pay the Holder, on demand by the Holder, all costs and expenses incurred by the Holder in connection with the collection and enforcement of this Note, including attorneys' fees and the amounts described above.

6.              Security

This Note including all late fees, interest, penalties and the Confessed Judgment are secured by the accounts receivable of Maker and the Security Agreement previously executed by Maker (or Innovative Logistics Techniques, Inc.) in connection with prior notes and/or forbearance and extension agreements in favor of Holder; provided, however that the holder may not file any instruments perfecting such security interest until after the Maturity Date. After the Maturity Date, Maker shall immediately upon request by the Holder execute and deliver such security interests, UCC-I and other filing statements or other documents or interests requested by Holder in order to perfect such security interest.

7.              Priority of Repayment.

This Note shall be repaid by Maker prior to the repayment of any other debt of Maker of any kind other than normal operating expenses and regular current accounts payables.

8.              Miscellaneous

(a)       This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Maker (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern Di strict of Virginia and the courts of the Commonwealth of Virginia located in Fairfax County for the purposes of any suit, action or proceeding arising out of or relating to thi s Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the su it, action or proceeding is improper.

(b)       Thi s Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Maker or to Holder shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns. Notwithstanding the foregoing, Maker shall not have any right to assign his obligations hereunder without Holder's prior written consent.

(c)       Any failure by Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the sa me or any other right or remedy.

(d)       Maker, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery , acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or pay ment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their l iability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment ofthis Note, AND DO HEREBY WAIVE TRIAL BY J URY.

(i)       No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relat ing hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such righ t or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(ii)       THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(e)       The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, the warrants and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its ob ligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at l aw or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

(f)       Maker agrees to pay immediately upon request and without any need of any approvals or determinations of any kind all costs and expenses of enforcement of this Note, including, without limitation, attorneys' fees and expenses.

(g)       None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Holder.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR OR GUARANTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., jointly and severally (hereinafter referred to as "Debtor"), promise to pay to the order of Holder the sum of THIRTY-TWO THOUSAND FIVE HUNDRED DOLLARS AND ZERO CENTS ($32,500.00), plus any additional Late Fee(s) plus interest at 18% per annum, compounded daily, from the Maturity Date until paid, including and after the recording of this confession of judgment, plus a all costs of collection, including all attorneys' fees, less credit for any payments made.

Debtor hereby appoints the following persons, or any one of them, as the undersigned 's attorney-in-fact for the purpose of confessing judgment in favor of KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), to wit:

Richard A. Golden, of I 0627 Jones Street, # I 0 I B, Fairfax, Virginia 22030
Randall Borden, of I 0627 Jones Street, #20 I A, Fairfax, Virginia 22030.

The undersigned 's said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the KAY M. GUMBINNER TRUST and Robert Gumbinner and Fred Gumbinner, trustees under a t rust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust), in the amount of $32,500.00, plus all costs and expenses of collection (including attorneys' fees), plus additional Late Fees, plus interest from the date of judgment so confessed at the rate of 18% per annum, compounded monthly, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk's office of the circ ui t court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker, jointly and severally acknowledge the Holders right to pursue the security and accounts receivable securing this debt and the Confessed Judgment. Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note. Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

IN WITNESS WHEREOF, the undersigned represents that he is duly authorized and empowered to enter into this agreement and Maker has caused this Note to be executed as of the day and year first above written by its duly authorized and empowered officer or representative.

MAKER

Innolog Holdings Corporation
Innovative Logistics Techniques, Inc.

By:	/s/ William P. Danielczyk
William P. Danielczyk
Executive Chairman, Chairman
& Authorized Representative
For each of the respective entities

WITNESSED
/s/ Judith griffith
Name:	Judith Griffith